                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                                           JURISDICTION
------------------                                           ------------
J.D. Edwards World Solutions Company                          Colorado
J.D. Edwards World Source Company                             Colorado
J.D. Edwards Netherlands B.V., Baarn                          Netherlands
J.D. Edwards (U.K.) Ltd.                                      United Kingdom
J.D. Edwards France SA                                        France
J.D. Edwards Deutschland GmbH                                 Germany
J.D. Edwards Italia S.p.A.                                    Italy
J.D. Edwards (Singapore) Pte. Ltd.                            Singapore
Nippon J.D. Edwards                                           Japan
J.D. Edwards de Mexico y Compania en N.C. de C.V.             Mexico
J.D. Edwards Brasil Limitada                                  Brazil
J.D. Edwards Canada Ltd.                                      Canada
J.D. Edwards S.A. (Proprietary) Limited                       South Africa
J.D. Edwards (Hong Kong) Limited                              Hong Kong
J.D. Edwards (China) Software Systems Co., Ltd.               China
J.D. Edwards Austria GmbH                                     Austria
J.D. Edwards Shanghai Co., Ltd.                               Shanghai
J.D. Edwards (Schweiz) AG                                     Switzerland
J.D. Edwards World Solutions Australia                        Australia
J.D. Edwards & Company Foreign Sales, Inc.                    Barbados

World Technology Services LLC (J.D. Edwards & Company is a 50% owner of this company)